Exhibit 10.32
Summary of 2007 Named Executive Officer Compensation
The following shows the current annual salary for eLoyalty’s President and Chief Executive Officer, the Chief Financial Officer and each of the next three most highly compensated executive officers other than the President and Chief Executive Officer:

Kelly D. Conway:	$480,000
Karen Bolton:	$300,000
Christopher J. Danson:	$300,000
Steven C. Pollema:	$300,000
Steven H. Shapiro	$285,000
All of the above executive officers have target bonus percentages as set forth in their employment agreements with eLoyalty other than Mr. Shapiro.
Ms. Bolton also has certain provisions in her Employment Agreement that compensate her in 2007 as a result of her transition from status as an Australian expatriate to status as a United States national, including payments for taxes, personal travel and certain moving and living arrangements.
Additional information concerning the compensation of these officers is set forth in the Proxy Statement on Form 14A filed by eLoyalty Corporation with the Securities and Exchange Commission.